EXHIBIT 77Q1(E)

                        NEW INVESTMENT ADVISORY CONTRACT

1. The Investment Advisory Agreement between Forum Funds (the "Trust") and Grosvenor Capital Management, LLC, relating to Investors Bond Fund and TaxSaver Bond Fund dated May 13, 2002, Exhibit 16(6)(d) in the Trust's Registration Statement filed on Form N-14, is incorporated by reference as filed via EDGAR on July 2, 2002, accession number 0001004402-02-000280.

2. The Investment Advisory Agreement between Forum Funds and Shaker Investments, LLC, relating to Shaker Fund, dated May 13, 2002, is filed herewith.